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                                                                    EXHIBIT 10.8

                               SUBLEASE AGREEMENT

This Sublease dated as of September 1, 2000 is made between Nortel Networks
(CALA) Inc., a Florida corporation ("Sublandlord"), and Convergent Networks Inc., a Delaware corporation ("Subtenant").

                                   Background

A. Sublandlord is the tenant under the Lease dated on or about January 15, 1998, a copy of which is attached hereto as Exhibit A and hereby made a part hereof ("Master Lease"), wherein Sawgrass Center Associates, as landlord ("Master Landlord"), leased to Sublandlord the entire fourth, third, and second floors and a portion of the first floor, consisting of approximately 73,876 rentable square feet, of certain real property known as the Corporate Centre at Sawgrass, Phase II, located at 1571 Sawgrass Corporate Parkway, Sunrise, FL 33323 ("Master Premises").

B. Sublandlord and Subtenant now wish to enter into a sublease of a portion of the premises covered by the Master Lease, on the terms and conditions of this Sublease.

NOW, THEREFORE, the parties agree as follows:

1.   PREMISES

     Sublandlord hereby subleases to Subtenant on the terms and conditions set forth in this Sublease a portion of the Master Premises, consisting of the entire fourth floor, as highlighted on the floorplan attached hereto as Exhibit B ("Premises"), of the Master Premises, consisting of approximately 24,090 rentable square feet. No later than five days after the date of this Sublease, Sublandlord shall provide Subtenant with drawings of the Premises (including voice and data wiring layouts) and a CAD disk of the improvements in the Premises. The sublease of the Premises includes Subtenant's use, at no charge, of the furniture (the "Furniture"), wiring, and other existing improvements in the Premises. The Furniture will be delivered in an "as is" condition, however Sublandlord will assign any warranty rights, if such rights are assignable and are available.

2.   TERM

     The term of this Sublease shall commence, as to occupancy, on or about September 1, 2000, or as soon thereafter as this Sublease is signed by both parties hereto and approved by the Master Landlord ("Commencement Date"); with rent payments and payments on account of Operating Expense, to commence on December 1, 2000 (the "Rent Commencement Date"). The term shall continue until January 14, 2004, unless terminated prior to such date pursuant to the terms hereof. Sublandlord shall use reasonable efforts to assist Subtenant in requesting a term renewal from the Master Landlord.
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3.   RENT

     Commencing on the Rent Commencement Date, Subtenant shall pay to Sublandlord as base monthly rent for the Premises, without deduction, offset, notice, or demand, at 1500 Concord Terrace, Sunrise, FL 33323, attn.: Manuel Gonzalez, or at such other place as Sublandlord shall designate from time to time by notice to Subtenant, the annual sum of $14.50 per rentable square foot, equal to $29,108.75 per month ("Base Monthly Rent"). This base rent shall increase at a rate of 3% per year, compounded annually, effective on December 1, 2001, and on December 1 of each year thereafter during the term of this Sublease. This Base Monthly Rent shall be paid each month by Subtenant during the term and shall be paid in advance on or before the first day of each calendar month during said period.

4.   NET LEASE; OPERATING EXPENSES

     Commencing on the Rent Commencement Date, Subtenant shall pay to Sublandlord Subtenant's percentage share for all insurance, taxes, building operating costs and any other charges, fees, assessments or expense's payable by Sublandlord under the Master Lease ("Operating Expenses"). "Subtenant's percentage share" shall be one hundred percent 100%) of all such Operating Expenses attributed to the Premises (estimated for year 2000 to be $7.95 per rentable square foot, excluding janitorial expenses which are to be borne by Subtenant). Sublandlord shall pass through to Subtenant Subtenant's Percentage Share of all Operating Expenses charged to Sublandlord as and when billed by Master Landlord, for the 4th floor Premises, subject to all caps and exclusions per the Master Lease. Subtenant shall pay Subtenant's percentage share of Operating Charges as estimated from time to time by Master Landlord (subject to late adjustment) as additional rent. Unless otherwise specified, all payments of Subtenant's percentage share of Operating Expenses shall be payable in full on the date that the next installment of base monthly rent is payable.

5.   INSURANCE

     Subtenant shall also be obligated to carry any insurance required under the Master Lease covering the Premises or any tenant or subtenant improvements therein with any liability insurance naming Sublandlord as an additional insured. In addition, Subtenant shall carry insurance for the fully insurable amount covering all of Subtenant's personal property on the Premises. All insurance obtained by Subtenant shall contain a waiver of subrogation clause in favor of Sublandlord and Master Landlord. All property insurance obtained by Sublandlord and Master Landlord shall contain a waiver of subrogation clause in favor of Subtenant.

6.   SECURITY DEPOSIT

     Subtenant shall pay to Sublandlord a security deposit in the amount of $116,435.00 ($58,217.50 of which may be provided in the form of a letter of credit from a financial institution reasonably acceptable to Sublandlord) upon execution of this Sublease as security for full performance of all obligations of this Sublease. Subtenant shall be

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     required to leave the Premises in broom clean condition and in the same condition as of the commencement of this Sublease, normal wear and tear excepted, or Sublandlord may appropriate all or part of this deposit to repair any damage to the Premises. If Subtenant is not in default hereunder. Sublandlord shall return the deposit, if any remains, to Subtenant within thirty (30) days after the Sublease terminates. Sublandlord shall not be required to keep this deposit separate from its general funds, and Subtenant is not entitled to interest.

7.   USE OF PREMISES

     The Premises shall be used and occupied in accordance with the Use of Premises provision in the Master Lease.

8.   ASSIGNMENT AND SUBLETTING

     Subtenant shall not assign this Sublease or further sublet all or any part of the Premises without the prior written consent of Sublandlord and of Master Landlord, which the consent of either or both may be withheld for any reason in their respective discretion; provided, however, that Sublandlord shall not unreasonably withhold its consent with respect to assignments or sublets to Subtenant's affiliates.

9.   PROVISION OF SERVICES

     No services are currently included in base rent except for any provided by Master Landlord to Sublandlord under the Master Lease. If Sublandlord furnishes the Premises with any additional services upon request of Subtenant, Sublandlord shall charge Subtenant the out of pocket cost of providing such additional service, and Subtenant shall pay the additional charge within thirty days after billing by Sublandlord.

10.  CONDITION OF PREMISES; TRADE FIXTURES

     Subtenant accepts the Premises in their "as is" condition as of the Commencement Date, provided that the Premises shall be (a) broom clean, (b) contain the Furniture and other improvements located therein on the date of this sublease, and (c) vacant. Subtenant shall have the right to furnish and install any trade fixtures that are necessary for the conduct of its business; provided, however, that at the termination of this Sublease, Subtenant shall, if required by Sublandlord, remove such trade fixtures and restore the Premises at Subtenant's sole cost to the state and condition in which they existed on the Commencement Date, ordinary wear and tear excepted. If Subtenant fails to comply with the provisions of this paragaph, Sublandlord may make such repairs or restoration, and the reasonable cost thereof shall be additional rent payable by Subtenant on demand. All trade fixtures shall be and remain the property of Subtenant, provided that any such trade fixtures remaining on the Premises after the expiration or termination of the term hereof shall be deemed abandoned by Subtenant and shall, at Sublandlord's option, become the property of Sublandlord without payment therefor.

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11.  ALTERATIONS AND IMPROVEMENTS

     Sublandlord shall have no obligation to make any alterations or improvements to the Premises for Subtenants use or occupancy thereof. Subtenant shall have the same rights to make alterations as granted to Sublandlord under the Master Lease, subject to Sublandlord's approval which shall not be unreasonably withheld. Any alterations and additions to the Premises made by Subtenant shall be at Subtenant's expense and shall be made in accordance with the Master Lease, and shall be subject to prior written approval of Sublandlord and Master Landlord to the extent required under the Master Lease. Sublandlord shall not unreasonably withhold its consent to any alterations. Subtenant shall bear any costs charged by Master Landlord in reviewing Subtenant's alterations or plans/specifications for same. At Sublandlord's option, all alterations, additions and improvements (except for movable trade fixtures) shall be and remain the property of Sublandlord upon installation and shall be surrendered to Sublandlord upon the termination of this Sublease, or shall be removed by Subtenant and the Premises restored to their condition on the Commencement Date pursuant to the Master Lease. If Master Landlord requires such removal and restoration and Subtenant fails to comply, Sublandlord may do so and the reasonable cost thereof shall be additional rent payable by Subtenant on demand.

     Subtenant desires to build out within the Premises, a "computer lab." Should the plans and specifications for such computer lab be acceptable to Sublandlord, consistent with the terms of this section, then Sublandlord will use reasonable efforts to assist Subtenant in obtaining the approval of the Master Landlord, and to obtain any necessary plans for the Premises or the building where the Premises are located.

12.  SUBORDINATION TO MASTER LEASE

     This Sublease shall at all times be subject and subordinate to the terms and provisions of the Master Lease except as otherwise expressly set forth herein. Except as otherwise set forth in this Sublease and except for Sections 1.1(a), 1.1(b), 1.3 and 1.4 of the Master Lease, all of the terms and conditions contained in the Master Lease are hereby incorporated herein by this reference as terms and conditions of this Sublease, with each reference to Lessor and Lessee (or Landlord and Tenant, as applicable) therein to be deemed to refer to Sublandlord and Subtenant respectively herein. Unless mutually agreed upon by Sublandlord and Subtenant in writing, Sublandlord covenants and agrees that Sublandlord shall not enter into any modification or other agreement with respect to the Master Lease which would materially adversely effect the use by Subtenant of the Premises in accordance with the terms of this Sublease. Subject to the foregoing sentence, unless mutually agreed upon by Sublandlord and Subtenant in writing, Sublandlord covenants and agrees that Sublandlord shall not enter into any modification or other agreement with respect to the Master Lease which would materially adversely affect the use by Subtenant of the Premises in accordance with the terms of this Sublease. Sublandlord shall have the right but shall not be obligated to agree with the Master Landlord to any amendment to the Master Lease which the Sublandlord in its discretion deems to be appropriate, without the approval of the Subtenant. Sublandlord shall give Subtenant written notice of any such amendment, and such amendment shall be deemed to be binding on Subtenant hereunder.

     Upon the breach of any of the terms, conditions or covenants of the Master Lease or upon the failure of Subtenant to pay rent or comply with any of the provisions of this

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     Sublease, after Subtenant has received prior written notice and had an opportunity to cure, Sublandlord may exercise any and all rights and remedies granted to Master Landlord by the Master Lease. In the event that Subtenant breaches any of the terms conditions or covenants of this Sublease or of the Master Lease and fails to remedy such breach within fifteen (15) days of written notice, Sublandlord has the right, but not the obligation, to cure such breach and bill Subtenant for the costs incurred thereby, which costs Subtenant shall pay to Sublandlord upon demand. Subtenant shall not commit or suffer any act or omission that will violate any of the provisions of the Master Lease. If the Master Lease terminates, this Sublease shall terminate and the parties shall be relieved of any further liability or obligation under this Sublease; provided '. however, that Subtenant shall pay to Sublandlord all sums due and accrued under this Sublease as of the termination date.

13.  INDEMNITY

     Each party shall indemnify and hold harmless the other from liability, losses, damage, claims, suits or actions, judgments and expenses, (including reasonable attorney's fees) which may arise or grow out of injury to or death of any person or damage to any tangible property caused by the negligence or willful misconduct of such party, its agents, employees, or contractors. In case either party shall without fault on its part be made a party to any litigation commenced by or against such party for which it is to be indemnified hereunder, then the other party shall protect and hold harmless and pay all costs, penalties, charges, damages, expenses, and reasonable attorney's fees incurred or paid by the party indemnified hereunder.

14.  HOLDING OVER

     If Subtenant, with Sublandlord's and Master Landlord's written consent, remains in possession of the Premises or any part thereof after the expiration or other termination of the term hereof, such occupancy shall be a tenancy at sufferance at a rental in the amount of one hundred and fifty percent (150%) of the last monthly base rent installment and Operating Expenses, and upon all the other provisions of this Sublease pertaining to the obligations of Subtenant. Notwithstanding anything to the contrary herein, Subtenant shall pay to Sublandlord all costs incurred by Sublandlord as a result of Subtenant's holding over.

15.  ATTORNEYS' FEES

     If Sublandlord or Subtenant shall commence an action against the other arising out of or in connection with this Sublease, the prevailing party shall be entitled to recover its costs of suit and reasonable attorneys' fees.

16.  NOTICES OR DEMANDS

     Except as otherwise provided herein, all notices or demands herein provided to be given or made, or which may be given or made by either party to the other, shall be in writing and shall be deemed to have been duly given and made when deposited in the United States mail, certified mail, return receipt requested, postage prepaid and addressed as set

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     out below, or when deposited with a recognized and established overnight delivery service, return receipt requested, freight prepaid and addressed as set out below:

             To Sublandlord:    Nortel Networks (CALA) Inc.
                                1500 Concord Terrace
                                Sunrise, FL 33323
                                Attn: Manuel Gonzalez

             To Subtenant:      Convergent Networks Inc.
                                900 Chelmsford Street
                                Tower E
                                Lowell, MA 01851
                                Attn.: Robert Chow, General Counsel

     Notices shall be deemed received and effective upon receipt as evidenced by the U.S. Postal Service return receipt card or upon delivery by a nationally recognized overnight courier. The address to which notices or demands may be given or made by either party may be changed by written notice given by such party to the other pursuant to this paragraph.

17.  DISCLAIMER OF CONSEQUENTIAL DAMAGES

     In no event shall Master Landlord or Sublandlord and/or any of their respective affiliates, including without limitation any corporations or other entities controlling, controlled by or under common control with any of them, be liable for any consequential damages suffered by Subtenant in connection with any breach of this Sublease or otherwise.

18.  MASTER LANDLORD'S CONSENT

     Promptly following the execution and delivery of this Sublease by Landlord and Subtenant, Sublandlord shall submit this Sublease to Master Landlord and use reasonable efforts to obtain Master Landlord's consent.

19.  CHOICE OF LAW

     This Sublease shall be governed by the laws of the State of Florida, except for its conflict of law rules.

20.  ENTIRE AGREEMENT

     This Sublease, along with any exhibits and attachments hereto and the Master Lease, constitutes the entire agreement between Sublandlord and Subtenant relative to the Premises, and this Sublease and the exhibits and attachments may be altered, amended or revoked only by an instrument in writing signed by both Sublandlord and Subtenant and consented to by Master Landlord. Sublandlord and Subtenant agree hereby that all prior or contemporaneous oral agreements between and among themselves and their agents and representatives relative to the subleasing of the Premises are merged in or revoked by this Sublease.

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21.  SUCCESSORS AND ASSIGNS

     This Sublease shall inure to the benefit of and be binding upon the respective heirs, administrators, executors, successors and assigns of the parties hereto; provided, however, that this provision shall not be construed to allow an assignment or subletting which is otherwise specifically prohibited herein.

22.  SECTION AND PARAGRAPH HEADINGS

     The section and paragraph headings are included only for the convenience of the parties and are not part of this Sublease and shall not be used to interpret the meaning of provisions contained herein or the intent of the parties hereto.

23.  WARRANTY BY SUBTENANT

     Subtenant agrees to comply with and abide by all of the terms and conditions of this Sublease and the Master Lease (including the terms of the Master Lease incorporated herein by reference). Where the terms and conditions of the Master Lease are contradictory to the terms and conditions of this Sublease, the terms of the Sublease shall apply.

24.  WARRANTY BY SUBLANDLORD

     Sublandlord warrants and represents to Subtenant that Sublandlord has no knowledge of any claim that Sublandlord is in default or breach of any of the provisions of the Master Lease, and that all rent and other charges under the Master Lease have been paid through September 31, 2000.

25.  SIGNAGE

     Subtenant shall be permitted to display its name and logo in the elevator lobby and entry doors on the 4 th floor. Subtenant shall also be provided with a portion of the Building's monument sign to display its name and/or logo, subject to Master Landlord's approval.

26.  SATELLITE DISH AND FIBER OPTICS

     Subject to Master Landlord's and Sublandlord's (Sublandlord's approval not to be unreasonably withheld) approval, Subtenant, at its expense, shall have the right to install satellite dishes and fiber optics equipment on the roof or ground of the building, with all necessary cables, wires, transformers, etc. at any time during the term of the Sublease. Said installation will conform to all applicable laws, codes, ordinances, etc. Subtenant shall indemnify Master Landlord and Sublandlord for any and all costs arising from the installation, maintenance, existence and removal of any such dishes and equipment.

27.  PARKING

     Subtenant shall have all parking rights provided to Sublandlord by the Master Lease, proportionate to the Subtenant's share of the Master Premises.

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28.  ACCESS

     Subject to the terms of the Master Lease, Subtenant shall have access to the Premises 24 hours per day, seven days per week, 365/6 days per year.

IN WITNESS WHEREOF, the parties have caused this Sublease to be signed by their duly authorized representatives to be effective on the date first set out above.

Sublandlord:                             Subtenant:
NORTEL NETWORKS (CALA INC.               CONVERGENT NETWORKS INC.


By:    Marcia Mosquera                   By:
Name:  Assistant Secretary               Name:
                                         Title:

Name:  Joe Dearing
Title: Assistant Secretary

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